Exhibit 99.1

LAS VEGAS, April 29th, 2024 -- Auto Parts 4 Less Group Inc. (OTC: FLES) (“AutoParts4Less,” “the Company”), a technology-driven e-commerce leader in the automotive parts sector, is pleased to announce the launch of a weekly live podcast hosted by CEO and Founder, Christopher Davenport. This initiative underscores the company’s commitment to transparency and direct communication with its investors and stakeholders.

Starting May 5th, the podcast will air every Sunday at 5 PM Eastern Time (2 PM Pacific Time). These sessions will be broadcast live on our official YouTube channel, and recordings will be accessible for those who wish to view them at a later time.

Christopher Davenport, CEO, stated, “In an effort to streamline communication and provide real-time updates, I am committed to connect directly with our community through this live podcast. This podcast will allow us to discuss everything from current operations to future plans, and address questions directly from our investors and stake holders.”

The podcast will feature discussions on the company’s journey, including key milestones from the foundational years of LiftKits4Less.com, through to the evolution of our comprehensive marketplace, AutoParts4Less.com. In addition, we will delve into operational insights, financial updates, and strategic plans for the future.

Investors and interested parties are encouraged to join the live broadcasts. Questions can be submitted in advance to info@ap4less.com or asked live during the podcast. Key members of our leadership team, as well as stakeholders who have supported the company throughout its journey, will also occasionally join the podcast to share their insights.

While we aim for weekly episodes, there may be weeks when a podcast does not take place or the specific time may change. In such cases, I will provide updates via a message on our social media platforms, including the platform formerly known as Twitter, now known as X from the CEO’s account @ap4less.

For further information and to access the live podcast, please visit our YouTube channel at https://www.youtube.com/channel/UCuOTXHsy79QeagOvydllIiQ on the scheduled date and time. We look forward to engaging with you and strengthening our community through open and transparent dialogue.

About Auto Parts 4 Less Group Inc.:

Auto Parts 4 Less Group Inc. (OTC: FLES) is a leading online marketplace for automotive parts, operating AutoParts4Less.com and LiftKits4Less.com. The Company is dedicated to providing a diverse range of high-quality automotive parts and accessories to customers in the jeep, truck, and off-road enthusiast market. With a focus on growth and innovation, Auto Parts 4 Less Group Inc. aims to be a top destination for automotive parts and accessories.

Forward-Looking Statements:

This press release may contain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. Industry data provided herein is of no predictive value regarding the future sale of the Company’s products. No information in this press release should be construed as any indication whatsoever of the Company’s future financial results, revenues, or stock price.

Contact:

Christopher Davenport, CEO

Auto Parts 4 Less Group Inc.

Email: info@ap4less.com

Investor Web Site: www.AutoParts4LessGroup.com